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                                                                    Exhibit 99.1



PURINA MILLS, INC.


1401 South Hanley Road
St. Louis, MO  63144  USA
Tel (314) 768-4100; Fax (314) 768-4470


FOR IMMEDIATE RELEASE


                                                             Contact: Max Fisher
                                                              Purina Mills, Inc.
                                                                  (314) 768-4100


PURINA MILLS SETS RECORD DATE FOR SPECIAL STOCKHOLDERS MEETING


St. Louis, MO--July 24, 2001--Purina Mills, Inc. (Nasdaq: PMIL) announced today that its Board of Directors has set the date for the special meeting of Purina Mills stockholders for the purpose of voting to adopt the merger agreement and to approve the merger with Land O'Lakes. The special meeting will be held Wednesday, September 5, 2001 at 11:00 CDT at Purina Mills headquarters located at 1401 South Hanley Road, St. Louis, Missouri. Purina Mills stockholders who hold shares of common stock at the close of business on July 30, 2001 will be eligible to vote at the special meeting and will receive additional notification.

Purina Mills is America's largest producer and marketer of animal nutrition products. Based in St. Louis, Missouri, the Company has 49 plants and approximately 2300 employees nationwide. Purina Mills is permitted under a perpetual, royalty-free license agreement from Ralston Purina Company to use the trademarks "Purina" and the nine-square Checkerboard logo. Purina Mills is not affiliated with Ralston Purina Company, which distributes Purina Dog Chow brand and Purina Cat Chow brand pet foods.



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